Exhibit 23

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-96985,  333-116716, 333-120581, 128425 and 333-129075) and on Form S-8 (Nos.333-27655,  333-49178, 333-68906,  333-75658 and 333-127416) of Iconix Brand Group, Inc. of our reports dated March 18, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Iconix Brand Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

March 20, 2006